SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

REEF GLOBAL ENERGY VENTURES

(Exact name of registrant as specified in its charter)

Nevada	333-93399	To be applied for
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Central Expressway, Suite 300 Richardson, Texas		75080
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (972) 437-6792

Item 5.  Other Events

On December 3, 2003, and effective as of December 1, 2003, Reef Partners, LLC (“Reef Partners”), the managing general partner of each of the Reef Global Energy Ventures (the “Registrant”) partnerships, entered into two agreements (the “CMI Agreements”) with Challenger Minerals, Inc. (“CMI”), a subsidiary of Global Santa Fe Corporation and a screener of oil and gas prospects in the Gulf of Mexico and North Sea regions.  The first of the agreements (the “New Gulf Agreement”) amended certain provisions of Reef Partners’ October 2001 agreement with CMI (the “Original Agreement”).  The Original Agreement provided, among other things, that CMI would present a minimum of 50 prospects in the Gulf of Mexico region to Reef Partners, and that Reef Partners would have the option to purchase up to 12.5% in any Gulf of Mexico exploration project or developmental project made available to Reef Partners for purchase.  Under the New Gulf Agreement, CMI will continue to present Reef Partners with a minimum of 50 Gulf of Mexico prospects per year, which Reef Partners is under no obligation to purchase. Reef Partners pays CMI $300,000 per year (the “CMI Gulf Fee”) for the geological and geophysical services provided by CMI under the New Gulf Agreement, which is a $75,000 reduction in the CMI fee charged under the Original Agreement.  The New Gulf Agreement amends the Original Agreement for the period between January 31, 2004 and January 31, 2005, by reducing Reef Partners’ participation interest in Gulf of Mexico exploration projects from 12.5% to 7.5%.

As an inducement to the relinquishment of this 5% participation interest, CMI agreed to enter into a new screening program for prospects in the North Sea region pursuant to a second agreement (the “North Sea Agreement”). Pursuant to the terms of the North Sea Agreement, for the period between December 1, 2003 and November 30, 2006, Reef Partners may acquire up to 5% of the interest made available to CMI in all offshore prospects located in the North Sea region that are identified and initially reviewed by CMI during the term of the North Sea Agreement.  Reef Partners will pay CMI a fee of $75,000 per year, or a total of $225,000 over the three-year term (the “CMI North Sea Fee” and together with the CMI Gulf Fee, the “Fees”) under the North Sea Agreement.  CMI is not obligated to present Reef Partners with a specific number of prospects under the North Sea Agreement, and under certain circumstances further described in the North Sea Agreement, Reef Partners may be excluded from participation in certain prospects.

Projects approved for acquisition by Reef Partners under both CMI Agreements will be assigned to the limited partnerships formed as part of the Reef Global Energy Ventures program (the “Program”). Based upon initial estimates prepared by Reef Partners, each partnership in the Program will reimburse Reef Partners an amount equal to 5% of the gross capital contributions made to such partnership as repayment of the Fees.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits.

Exhibit Number	Description

10.1

Letter Agreement dated December 4, 2003, from Challenger Minerals, Inc. to Reef Partners LLC regarding the amendment to the Reef/CMI Gulf of Mexico Joint Venture Agreement and the new Reef/CMI North Sea Joint Venture Agreement.

10.2	Letter Agreement dated December 4, 2003, from Challenger Minerals, Inc. to Reef Partners LLC regarding the Reef/CMI North Sea Joint Venture Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEF GLOBAL ENERGY VENTURES

By: Reef Partners LLC, Managing General Partner

Date: August 13, 2004	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager and Member

EXHIBIT INDEX

Exhibit Number	Description

10.1

Letter Agreement dated December 4, 2003, from Challenger Minerals, Inc. to Reef Partners LLC regarding the amendment to the Reef/CMI Gulf of Mexico Joint Venture Agreement and the new Reef/CMI North Sea Joint Venture Agreement.

10.2	Letter Agreement dated December 4, 2003, from Challenger Minerals, Inc. to Reef Partners LLC regarding the Reef/CMI North Sea Joint Venture Agreement.